UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 28, 2017

ABV Consulting, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-198567	46-3997344
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit A, 21st Floor, 128 Wellington Street, Central, Hong Kong
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (852) 3106-2226

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets

On March 2, 2017, ABV Consulting, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) to report under Item 2.01 thereof the completion on February 28, 2017 of the acquisition of Allied Plus (Samoa) Limited, an international company incorporated in Samoa with limited liability (“APSL”), pursuant to that certain Share Exchange Agreement dated February 24, 2017.

This Amendment No. 1 on Form 8-K/A amends the Original Report solely to provide certain financial statements as required by Item 9.01(a) and 9.01(b) of Form 8-K, which were excluded from the Original Report in reliance on Items 9.01(a)(4) and 9.01(b)(2) of Form 8-K. Except as provided herein, the disclosures made in the Original Report remain unchanged.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

The audited financial statements of APSL as of December 31, 2016 and for the period from January 11, 2016 to December 31, 2016, and related notes, are filed as Exhibit 99.1 hereto and are incorporated herein by reference.

(b) Pro forma financial information.

The unaudited pro forma condensed combined balance sheet of the Company as of December 31, 2016 and the unaudited pro forma condensed combined statement of operations of the Company for year ended December 31, 2016 showing the pro forma effects of the Company’s acquisition of APSL are filed as Exhibit 99.2 hereto and are incorporated herein by reference.

(d) Exhibits.

Exhibit No.	DESCRIPTION

99.1	Audited financial statements for Allied Plus (Samoa) Limited as of December 31, 2016 and for the period from January 11, 2016 to December 31, 2016, and related notes.
99.2	ABV Consulting, Inc. unaudited pro forma condensed financial information.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABV Consulting, Inc.

Date: May 8, 2017	By:	/s/ Wai Lim Wong
Wai Lim Wong, President and Chief Executive Officer

3